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                               ARTHUR ANDERSEN LLP





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement Filing on Form S-6 for ITT Hartford Life and Annuity Insurance Company Separate Account VL I.

                                        /s/ Arthur Andersen LLP

Hartford, Connecticut
January 19, 1996